EXHIBIT 10.1

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

FIRST AMENDMENT

to the Supply Agreement of March 3, 2006

between

Roche Diagnostics GmbH

Sandhofer StraBe 115

68305 Mannheim

Germany

(“RDG”)

and

Nanophase Technologies Corporation

1319 Marquette Drive

Romeoville, IL 60446

USA

(“Supplier”)

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

WHEREAS,

(1)	RDG and Supplier have entered into a Supply Agreement effective as of March 3, 2006 (“Agreement”);

(2)	The stipulations regarding quantities, firm orders and Prices shall be adjusted and the Agreement shall be supplement by a new Section about the use of trademarks and publication;

(3)	The parties have therefore agreed to amend the Agreement as set out below.

NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	AMENDMENT

1.1	Section 4.1 of the Agreement is hereby replaced to read as follows:

“RDG shall provide Supplier with a non-binding forecast of RDG’s requirements for the Products once per calendar year. In order to allow Supplier to plan supply of the Products, RDG shall deliver a binding forecast of its requirements for Products no later than six (6) months before each of RDG’s orders for Products from Supplier. All RDG’s orders shall have minimum quantities of [*] kilograms of Products, with any amount ordered in excess of the minimum in quantities equal to [*] kilograms. Each lot shall be accompanied by three times [*] g of the Product taken from one production run at the beginning, middle and end.

Notwithstanding the foregoing, the parties agree on a binding forecast as follows:

-a quantity of [*] kilograms of Products for delivery during the second half of 2014,

-a minimum quantity of [*] kilograms of Products for delivery during 2015,

-and a minimum quantity of [*] kilograms of Products for delivery during 2016.”

1.2	Section 5.1 of the Agreement is hereby replaced to read as follows:

“The price payable by RDG and/or its Affiliates to Supplier for the Products (including costs of packaging) is US$ [*]/kilogram for single orders of Products in minimum quantities of [*] kilograms.”

1.3	Section 5.4 of the Agreement is hereby replaced to read as follows:

“Payment for the Products ordered shall be due on the [*] ([*]) day after the date of receipt of non Defective Products as defined and an invoice by RDG and/or its Affiliates, unless otherwise agreed by the parties in writing.”

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1.4	Section 12 of the Agreement is hereby amended by addition of a new Section 12.1, which shall be inserted before Section 12.1 and shall read as follows:

“Supplier is not entitled to use RDG’s trademarks or trade/company names without RDG’s prior written consent. Subject to Section 8.2 of this Agreement, publications of Supplier in relation to this Agreement or in relation to RDG need the prior written consent of RDG.”

The numbering of Sections adjacent to the addition as well as the remaining Agreement shall remain unaffected.

2.	MISCELLANEOUS

2.1	Except as expressly provided in this Amendment, the Parties agree that the Agreement will remain unchanged and in full force and effect.

2.2	No provision of this Amendment may be modified or amended except expressly by written amendment of this document signed by the Parties. Any waiver of the written form requirement must be made in writing to be valid.

Penzberg, October 15, 2014	Penzberg, October 15, 2014

Roche Diagnostics GmbH

i.V.	i.V.

/s/ Heike Rechtenbacher-Zuber	/s/ Janine Ackermann
Heike Rechtenbacher-Zuber	Janine Ackermann
Legal Counsel	Procurement Manager

Romeoville, November 19, 2014

Nanophase Technologies Corporation

/s/ Jess Jankowski
Jess Jankowski
President and CEO

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